UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO.1 TO

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

San Lotus Holding Inc.

 (Exact Name of Registrant in its Charter)

Nevada	7200	45-2960145
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

San Lotus Holding Inc.

3F B302C, No. 185 Kewang Road

Longtan Township, Taoyuan County 325

Taiwan (R.O.C.)

+886-3-4072339 & +886-3-4071534 fax

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Autarky Consulting Inc.

23 3301 Spring Mountain Road

Las Vegas, NV 89102

(Name and address of agent for service of process)

Copies of communications to:

Chiang, Tien Jen

Autarky Consulting Inc.

B302D, Kewang Rd, Longtan Township

Taoyuan County 325

(Name and address of agent for service of process)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

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EXPLANATORY NOTE

The sole purpose of this Amendment No. 1 to the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-176694) (the “Registration Statement”) of San Lotus Holding Inc. (the “Company”) is to include in the signature page of the Post-Effective Amendment No.2 to the Registration Statement the signatures of the Company’s President; Chief Financial Officer; and majority of its board of directors in their individual capacities. No other changes have been made to the Post-Effective Amendment No. 2 to the Registration Statement.

As such, this Amendment No.1 should be read in conjunction with the Post Effective Amendment No.2 to the Registration Statement, filed with the SEC on April 24, 2014. No additional securities are being registered under this Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No.1 to the Post- Effective Amendment No.2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on May 14, 2014.

San Lotus Holding Inc.

By:/s/Chen, Li-Hsing
Chen, Li-Hsing
President
(Principal Executive Officer)

By:/s/Lin, Mu Chen
Lin, Mu Chen
Chief Financial Officer
(Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1, which is filed on April 24, 2014, and this Amendment No. 1 to the Post-Effective Amendment No.2 to the Registration Statement on Form S-1 have been signed by the following persons in the capacities and on the dates indicated:

NAME	TITLE	DATE

/s/ Chen, Li-Hsing	President, Director	May 14, 2014
Chen, Li-Hising

/s/ Chen, Tseng Chih Ying	Chief Executive Officer, Director	May 14, 2014
Chen, Tseng Chih Ying

/s/ Lin, Mu Chen	Chief Financial Officer	May 14, 2014
Lin, Mu Chen	(Principal Financial and Accounting Officer)

/s/ Yu, Chen Yang	Vice President, Director	May 14, 2014
Yu, Chien Yang

/s/ Chen, Kuan-Yu	Secretary	May 14, 2014
Chen, Kuan-Yu

/s/ Lo, Fun-Ming	Director	May 14, 2014
Lo, Fun-Ming

/s/ Chou, Shu-Hui	Director	May 14, 2014
Chou, Shu-Hui

/s/ Teng, Wei-Yuan	Director	May 14, 2014
Teng, Wei-Yuan

/s/ Hsiao, Young-Yi	Director	May 14, 2014
Hsiao, Young-Yi

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